EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3/A No. 333-104530) of K2 Inc.,

(2)	Registration Statement (Form S-3/A No. 333-108610) of K2 Inc.,

(3)	Registration Statement (Form S-3 No. 333-107631) of K2 Inc.,

(4)	Registration Statement (Form S-3 No. 333-114628) of K2 Inc.,

(5)	Registration Statement (Form S-4 No. 333-60448) of K2 Inc.,

(6)	Registration Statement (Form S-8 No. 333-57137) pertaining to the 1994 Incentive Stock Option Plan of K2 Inc.,

(7)	Registration Statement (Form S-8 No. 333-89807) pertaining to the 1994 Stock Option Plan and Directors’ Non-Qualified Stock Option Plan of Ride, Inc.,

(8)	Registration Statement (Form S-8 No. 333-87744) pertaining to the 1999 Stock Option Plan of K2 Inc.,

(9)	Registration Statement (Form S-8 No. 333-104492) pertaining to the 2000 Non-Employee Directors’ Stock Option Plan of Rawlings Sporting Goods Company, Inc.,

(10)	Registration Statement (Form S-8 No. 333-104495) pertaining to the 1994 Long-Term Incentive Plan of Rawlings Sporting Goods Company, Inc.,

(11)	Registration Statement (Form S-8 No. 333-102590) pertaining to the 1994 Long-Term Incentive Plan, 1994 Non-Employee Directors’ Stock Plan, 2000 Non-Employee Directors’ Stock Plan and Amended and Restated Employment Agreement of Stephan M. O’Hara of Rawlings Sporting Goods Company, Inc.,

(12)	Registration Statement (Form S-8 No. 333-111549) pertaining to the 1997 Stock Option Plan and Employee Stock Purchase Plan of Brass Eagle Inc.,

(13)	Registration Statement (Form S-8 No. 333-112522) pertaining to 1998 Stock Option Plan of Fotoball USA, Inc.,

(14)	Registration Statement (Form S-8 No. 333-116518) pertaining to the 2004 Long-Term Incentive Plan of K2 Inc.,

(15)	Registration Statement (Form S-8 No. 333-126184) pertaining to the 2005 Long-Term Incentive Plan of K2 Inc.,

(16)	Registration Statement (Form S-8 No. 333-134692) pertaining to the 2006 Long-Term Incentive Plan of K2 Inc., and

(17)	Registration Statement (Form S-8 No. 333-118364) pertaining to the Incentive Stock Option Plan and 2000 Stock Option Plan of Marmot Mountain Ltd.;

of our reports dated March 9, 2007, with respect to the consolidated financial statements and schedule of K2 Inc., K2 Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of K2 Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/S/ ERNST & YOUNG LLP

San Diego, California

March 9, 2007